Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned directors and officers of Aetna Inc. (the “Company”), hereby severally constitute and appoint Alan M. Bennett, William J. Casazza and Ronald M. Olejniczak, and each of them individually, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s 2002 Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Form 10-K and to any and all amendments thereto.

Dated as of February 28, 2003.

/s/ John W. Rowe, M.D.	/s/ Jack D. Kuehler, Director

John W. Rowe, M.D.	Jack D. Kuehler, Director
Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Betsy Z. Cohen	/s/ Joseph P. Newhouse

Betsy Z. Cohen, Director	Joseph P. Newhouse, Director

/s/ Barbara H. Franklin	/s/ Judith Rodin

Barbara Hackman Franklin, Director	Judith Rodin, Director

/s/ Jeffrey E. Garten	/s/ Ronald A. Williams

Jeffrey E. Garten, Director	Ronald A. Williams, President and Director

/s/ R. David Yost

Earl G. Graves, Director	R. David Yost, Director

/s/ Gerald Greenwald	/s/ Alan M. Bennett

Gerald Greenwald, Director	Alan M. Bennett
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Ellen M. Hancock	/s/ Ronald M. Olejniczak

Ellen M. Hancock, Director	Ronald M. Olejniczak Vice President and Controller (Principal Accounting Officer)

/s/ Michael H. Jordan

Michael H. Jordan, Director